UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2005

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-13175	74-1828067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way, San Antonio, Texas		78249
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 1.01         Entry Into A Definitive Material Agreement.

On April 24, 2005, Valero Energy Corporation (“Valero”) and Premcor Inc. (“Premcor”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Premcor will be merged with and into Valero, with Valero as the surviving corporation (the “Merger”).  A copy of the Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated by reference herein.  A copy of the joint press release of Valero and Premcor announcing the execution of the Merger Agreement is filed as Exhibit 99.1 hereto.  Additionally, Valero hereby files the Investor Presentation attached hereto as Exhibit 99.2.

The Merger Agreement

On the terms and subject to the conditions of the Merger Agreement, which has been approved by the Board of Directors of each of Valero and Premcor, at the effective time of the Merger (the “Effective Time”), and as a result thereof, each share of common stock, par value $0.01, of Premcor (“Premcor Common Stock”) will be converted into the right to receive, at the election of the holder thereof and subject to proration, either (1) 0.99 (the “Exchange Ratio”) of a share of common stock, par value $0.01, of Valero (“Valero Common Stock”) or (2) $72.76 in cash.  At the Effective Time, each outstanding option to purchase Premcor Common Stock will be converted into an option to purchase Valero Common Stock on the same terms and conditions that are applicable to such Premcor option, except that the number of shares of Valero Common Stock that are subject to such option and the exercise price will be adjusted by the Exchange Ratio so as to preserve the economic value of the option.  The Merger will be accounted for as a “purchase” and is intended to be a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

Elections by holders of Premcor Common Stock will be subject to proration so that the number of shares of Premcor Common Stock outstanding at the Effective Time that will be converted into cash will be equal to 50% of the fully-diluted number of shares of Premcor Common Stock outstanding at such time (calculated on the treasury method using the closing price of Premcor Common Stock on the New York Stock Exchange Composite Tape on the last trading day immediately preceding the Effective Time as the market price of Premcor Common Stock).  The balance of shares of Premcor Common Stock will be converted into Valero Common Stock at the Exchange Ratio.  However, the number of shares of Premcor Common Stock converted into cash will in no event be greater than the greatest number that would permit the desired tax treatment of the Merger.

Valero and Premcor have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) that both Valero and Premcor will conduct their respective businesses in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the Effective Time and (ii) not to engage in certain kinds of transactions during such period.  In addition, Premcor has agreed to cause a meeting of holders of Premcor common stock to be held by Premcor to consider adoption of the Merger Agreement.  Premcor has also made certain additional customary covenants, including, among others, covenants not to: (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.

Consummation of the Merger is subject to customary conditions, including (i) approval of the holders of Premcor Common Stock, (ii) absence of any law or order prohibiting the consummation of the Merger, and (iii) expiration or termination of the Hart-Scott-Rodino waiting period and certain other regulatory approvals.  In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) material compliance of the other party with its covenants, and (iii) the delivery of customary opinions from counsel to Valero and counsel to Premcor that the Merger will qualify as a reorganization under Section 368(a) of the Code.

The Merger Agreement contains certain termination rights for both Valero and Premcor, and further provides that, upon termination of the Merger Agreement under specified circumstances, Premcor may be required to pay Valero a termination fee of $150,000,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Other than in respect of the Merger Agreement, there is no material relationship between Valero or its affiliates and Premcor.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Valero or Premcor. The Merger Agreement contains representations and warranties each of Valero and Premcor made to the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and/or creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Additional Information Regarding the Transaction

Investors and security holders are urged to read the proxy statement/prospectus that will be sent to Premcor stockholders regarding the proposed merger when it becomes available, because it will contain important information. The proxy statement/prospectus will be filed with the Securities and Exchange Commission by Valero and Premcor. Investors and security holders may obtain a free copy of the proxy statement/prospectus, when it is available, and other documents filed by Valero and Premcor with the Commission at the Commission’s web site at www.sec.gov.  The proxy statement/prospectus and these other documents may also be obtained, when available, free of charge from Valero and Premcor.  Stockholders should read the definitive proxy statement/prospectus carefully before making a decision concerning the merger.

Premcor, and its directors, executive officers and certain other of its employees, may be soliciting proxies from its stockholders in favor of the approval of the merger. Information regarding the persons who may, under Commission rules, be deemed to be participants in the solicitation of Premcor stockholders in connection with the merger is set forth in Premcor’s proxy statement for its 2005 annual meeting, filed with the Commission on April 1, 2005, and additional information will be set forth in the definitive proxy statement/prospectus referred to above when it is filed with the Commission.

Item 8.01 Other Events

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

2.1	Agreement and Plan of Merger, dated as of April 24, 2005, by and between Valero Energy Corporation and Premcor Inc.

99.1	Press Release, dated April 25, 2005

99.2	Investor Presentation, dated April 25, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: April 25, 2005	By:	/s/ Jay D. Browning
	Name:	Jay D. Browning
	Title:	Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 24, 2005, by and between Valero Energy Corporation and Premcor Inc.

99.1	Press Release, dated April 25, 2005

99.2	Investor Presentation, dated April 25, 2005